CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A, No. 811-07318) of Pioneer Series Trust VIII, and to the incorporation by reference of our report, dated January 27, 2021, on Pioneer International Equity Fund, included in the Annual Report to Shareholders for the fiscal year ended November 30, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 25, 2021